EXHIBIT 15

November 1, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated November 1, 2013 on our review of interim financial information of Barnes Group Inc. for the three-month and nine-month periods ended September 30, 2013 and September 30, 2012 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2013 is incorporated by reference in its Registration Statements on Form S-8 (Nos. 333-27339, 333-88518, 333-133597, 333-150741 and 333-179643) and S-3 (No. 333-168438).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, Connecticut